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                                                                     Exhibit 5.1
                        VOLOVELSKY, DINSTEIN, SNEH & CO.
                                ATTORNEYS-AT-LAW
                            Founded by Rony Ravillan

                                                     Date:     November 15, 2000
                                                     Our Ref:

Precise Software Solutions, Ltd.
1 Hashikma Street,
P.O. Box 88 Savyon, 56518
Israel
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          RE:  RULE 462(b) REGISTRATION STATEMENT ON FORM F-1

Ladies and Gentlemen:

     This opinion relates to an aggregate of 958,966 Ordinary Shares, par value NIS 0.03 per share ("Ordinary Shares"), of Precise Software Solutions Ltd. (the "Company"), which are the subject matter of a Registration Statement on Form F-1 being filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended (the "Registration Statement") in connection with the offering described in the Registration Statement on Form F-1 as filed with the Securities and Exchange Commission (the "Commission") on October 30, 2000 (File number 333-48878), as amended (the "Original Registration Statement").

     The 958,966 Ordinary Shares covered by the Registration Statement consist of 833,884 Ordinary Shares being sold for the account of selling shareholders (the "Selling Shareholders") and 125,082 Ordinary Shares subject to an over-allotment option granted by the Selling Shareholders to the underwriters named in the prospectus (the "Prospectus"), incorporated in the Original Registration Statement.

     Based upon such investigation as we have deemed necessary, we are of the opinion that the 958,966 Ordinary Shares to be sold by the Selling Shareholders pursuant to the Prospectus are validly issued, fully paid and nonassessable.

     We hereby consent to the filing of this opinion as Exhibit 5.1 to the Registration Statement and to the reference to our firm in the Prospectus under the caption "Legal Matters."

                                             Very truly yours,

                                             /s/ Eddo Dinstein

                                             Volovelsky, Dinstein, Sneh & Co.